Exhibit 99.1

Winc Reports First Quarter 2022 Financial Results

Strong core portfolio performance drives continued wholesale growth

LOS ANGELES, CA (May 11, 2022) Winc, Inc. (“Winc” or the “Company”) (NYSE American: WBEV), a differentiated platform for growing alcoholic beverages brands, today announced financial results for the quarter ended March 31, 2022.

First Quarter 2022 Results Compared to the First Quarter of 2021

•
Total net revenues increased 5.7% to $18.5 million
•
Wholesale revenues increased 75.1% to $5.0 million
•
DTC revenues declined 6.7% to $13.3 million
•
Net loss was $4.2 million compared to net income of $0.6 million
•
Adjusted EBITDA* loss of $3.1 million versus a loss of $0.4 million

“We are pleased with our first quarter results and the progress we made on key initiatives to drive growth and enhance profitability. Wholesale revenues were up 75.1% and fueled our top-line growth, attributable in part to a 62.2% increase in the number of retail accounts*** versus the prior year period,” said Geoff McFarlane, Chief Executive Officer. “Distribution gains continued to reflect the breadth of our expansion with leading national chains, including Walmart and Target. In our DTC business, ongoing initiatives aimed at optimizing customer activity drove average order value up 11.7% versus the prior year period while marketing spend declined nearly 36%. The 6.7% decline in DTC revenues for the quarter was unsurprising as we cycled a 96.2% increase a year earlier and customer demand returned to pre-COVID levels; on a two-year basis, DTC revenues were up 83.0%. We delivered a 47.6% sequential improvement in Adjusted EBITDA* versus the fourth quarter of 2021, a significant milestone on our path to profitability as the business continues to scale.”

Brian Smith, Winc’s President, commented, “The strength of our core brand** portfolio continued to be a major growth driver. In the first quarter, case volume was up 42.6% in core brands versus a year ago, reflecting strong underlying demand coupled with expanding wholesale distribution. Our innovation pipeline remains robust and we continue to be very pleased with the growth trajectory of our newest brands, including a Summer Water orange wine extension, as well as the significant traction we are gaining in the organic wine category. We believe the proven power of our unique omni-channel platform to efficiently develop new products and brands, and rapidly expand distribution, is a competitive advantage that underpins our confidence in driving continued growth.”

First Quarter 2022 Results

Net revenues increased 5.7% to $18.5 million in the first quarter of 2022 compared to $17.5 million in the first quarter of 2021. Wholesale net revenues of $5.0 million increased 75.1% compared to the first quarter of 2021 primarily driven by increases in retail accounts***, the number of products sold through retailers and higher sales velocities. DTC net revenues of $13.3 million were down 6.7% as compared to the same period in 2021, primarily related to decreased order volume partially offset by an 11.7% increase in average order value (“AOV”)***. Year-over-year DTC comparisons to 2021 remain challenging given the high growth in 2021 and rising customer acquisition costs, but we anticipate a return to growth in net DTC revenues over the coming quarters through an improved marketing mix, website optimization and development of new customer acquisition channels and branded websites. Revenue mix continues to shift towards the wholesale channel with the segment accounting for 26.9% of revenue in the first quarter of 2022, up from 16.2% in the previous year, reflecting the Company’s strategic focus to diversify revenue streams.

Gross profit of $7.4 million in the first quarter of 2022 decreased 5.1% as compared to the first quarter of 2021 and gross profit margin decreased to 40.3% from 44.9% in the prior year period. In the DTC segment, gross margin was 42.4%, a 300 basis point decline compared to the first quarter of 2021, primarily due to excise tax timing, as well as increased logistics-related expenses. Management believes the Company was able to minimize the impact of global supply chain constraints and inflation due to an agile supply chain, improved gross margin in the Company’s core brands and a focus on operating efficiencies. Gross margin in the wholesale segment was 35.1%, a 560 basis point decline compared to the same period in 2021, due to a shift in product mix to an increased percentage of sales of imported wines, which have higher freight costs and overall lower margins but offer other benefits such as increased turnover per year and beneficial working capital dynamics.

Total operating expenses in the first quarter of 2022 increased $3.2 million, or 36.2%, compared to the same period in 2021, reflecting investments in growth initiatives and incremental public company expenses. Marketing expenses decreased by 35.6% to $2.6 million driven by lower digital advertising expenses in the quarter. Personnel expenses were $4.2 million as compared to $2.4 million in the same period in 2021, with $0.8 million of the increase reflecting stock-based compensation and $0.9 million due to expenses related to increasing headcount to support growth. General and administrative expenses rose 124.6% or $2.7 million to $4.8 million due to increased expenses for professional services to support operating as a public company and other growth-related expenses.

Net loss for the first quarter of 2022 was $4.2 million or ($0.32) per share based on 13.2 million weighted average common shares outstanding in that quarter compared to a net income of $0.6 million or $0.06 per diluted share in the first quarter of 2021 based on 10.3 million weighted average common shares outstanding in that quarter.

Adjusted EBITDA* loss increased to $3.1 million in the first quarter of 2022 compared to Adjusted EBITDA* loss of $0.4 million in the first quarter of 2021. Adjusted EBITDA* loss improved $2.8 million sequentially, versus the fourth quarter of 2021, largely reflecting the seasonal normalization of marketing expenses.

Balance Sheet

As of March 31, 2022, the Company had cash of $4.3 million and $3.0 million of borrowing under its line of credit compared to cash of $4.9 million and no outstanding borrowings at December 31, 2021. The decrease in net cash reflected increased operating expenses and working capital needs to support growth. The Company borrowed an additional $2.0 million subsequent to quarter end for total outstanding borrowings under the line of credit of $5.0 million as of the date of this press release. The Company’s line of credit matures on June 30, 2022, and the Company is currently negotiating an extension with the lender. The Company’s management believes it will continue to require third-party financing to support future operations. However, if the Company is unable to extend the maturity date of its line of credit or obtain alternative debt financing, there are no assurances that the Company will be able to repay the line of credit at maturity.

Conference Call and Webcast

The Company will host a conference call and webcast at 5:00 p.m. ET today to discuss first quarter 2022 results. The conference call can be accessed by dialing (877) 704-4453 or for international callers by dialing (201) 389-0920. The live audio webcast can be accessed via the “News & Events” section of the Company’s investor relations website at https://ir.winc.com/ or directly here. An archived replay of the webcast will be available on the Company’s website shortly after the live event has concluded for at least 30 days.

About Winc

Winc is a differentiated platform for growing alcoholic beverages brands, fueled by the joint capabilities of a data-driven brand development strategy paired with a true omni-channel distribution network. Winc's mission is to become the leading brand builder within the alcoholic beverages industry through an omni-channel growth platform.

Winc's common stock trades under the ticker symbol "WBEV" on the NYSE American.

Contact:

Matt Thelen

Chief Strategy Officer and General Counsel

invest@winc.com

424-353-1767

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. All statements contained in this press release other than statements of historical fact, are forward-looking statements, including statements regarding:

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the Company’s total addressable market, future results of operations, financial position, research and development costs, capital requirements and needs for additional financing;
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the Company’s expectations about market trends and its ability to capitalize on these trends;
•
the Company’s business strategy and plans;

•
the impact on the Company’s business, financial condition and results of operation from the ongoing and global COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide;
•
the Company’s ability to effectively and efficiently develop new brands of wines and introduce products in beverage categories beyond wine;
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the Company’s ability to efficiently attract and retain consumers;
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the Company’s ability to increase awareness of its portfolio of brands in order to successfully compete with other companies;
•
the Company’s ability to maintain and improve its technology platform supporting the Winc digital platform;
•
the Company’s ability to maintain and expand its relationships with wholesale distributors and retailers;
•
the Company’s ability to continue to operate in a heavily regulated environment;
•
the Company’s ability to establish and maintain intellectual property protection or avoid claims of infringement;
•
the Company’s ability to hire and retain qualified personnel; and
•
the Company’s ability to obtain adequate financing and continue as a going concern.

The Company cautions you that the foregoing list may not contain all of the forward-looking statements made in this press release.

The Company has based the forward-looking statements contained in this press release on the Company’s current expectations and projections about future events and trends that the Company believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, and assumptions, including those described under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2022 and the Company’s other periodic filings with the SEC. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can the Company assess the impact of all factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Any forward-looking statements made herein speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations. Any forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, restructurings, joint ventures, partnerships or investments the Company may make.

These forward-looking statements are based upon information available to the Company as of the date of this press release, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

_______________________________

* Non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information and a reconciliation to the most directly comparable financial measure calculated in accordance with U.S. GAAP.

**Each of the Company’s current core brands has individually generated more than $1.0 million in net revenues through the DTC channel and more than $0.5 million through the wholesale channel in the last 12 months, and management believes has the potential to continue to grow sales through the wholesale channel.

***Throughout this press release, the Company provides certain key performance indicators used by management and often used by competitors in the Company’s industry. These and other key performance indicators are discussed in more detail in the section entitled “Supplemental Information” in this press release.

Winc, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash	$4,272	$4,883
Accounts receivable, net of allowance for doubtful accounts and sales returns of $0.1 million and $0.2 million as of March 31, 2022 and December 31, 2021, respectively	3,761	2,575
Inventory	23,147	23,888
Prepaid expenses and other current assets	6,544	6,887
Total current assets	37,724	38,233
Property and equipment, net	753	496
Right of use lease assets	4,786	—
Intangible assets, net	11,274	11,537
Other assets	160	122
Total assets	$54,697	$50,388
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,541	$4,040
Accrued liabilities	5,546	6,762
Contract liabilities	12,767	12,127
Short-term early exercise stock option liabilities	774	922
Lease liabilities, current	1,489	—
Line of credit	3,000	—
Total current liabilities	28,117	23,851
Lease liabilities, non-current	3,485	—
Early exercise stock option liability, non-current	658	839
Other liabilities	2,085	2,216
Total liabilities	34,345	26,906
Stockholders’ equity:
Common stock, par value $0.0001 per share; 300,000,000 shares authorized as of March 31, 2022 and December 31, 2021, 13,213,378 and 13,214,612, shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1	2
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized as of March 31, 2022 and December 31, 2021, zero shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Treasury stock (168,750 shares outstanding as of March 31, 2022 and December 31, 2021)	(7)	(7)
Additional paid-in capital	96,319	95,207
Accumulated deficit	(75,961)	(71,720)
Total stockholders’ equity	20,352	23,482
Total liabilities and stockholders’ equity	$54,697	$50,388

Winc, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Net revenues	$18,457	$17,465
Cost of revenues	11,014	9,626
Gross profit	7,443	7,839
Operating expenses:
Marketing	2,644	4,105
Personnel	4,208	2,416
General and administrative	4,833	2,152
Production and operation	150	34
Creative development	80	41
Total operating expenses	11,915	8,748
Loss from operations	(4,472)	(909)
Other income
Interest expense	(23)	(140)
Expense from change in fair value of warrant liabilities	—	(21)
Other income, net	270	296
Gain on debt forgiveness from Paycheck Protection Program note payable	—	1,364
Total other income, net	247	1,499
(Loss) income before provision for (benefit from) income taxes	(4,225)	590
Income tax expense (benefit)	16	(3)
Net (loss) income	$(4,241)	$593
Net (loss) income per common share:
Basic	$(0.32)	$0.39
Diluted	$(0.32)	$0.06
Weighted-average common shares outstanding:
Basic	13,214,516	1,509,721
Diluted	13,214,516	10,296,291

Winc, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(4,241)	$593
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization expense	270	109
Amortization of debt issuance costs	13	46
Stock-based compensation	822	72
Bad debt expense	(49)	—
Gain on debt forgiveness - Paycheck Protection Program note payable	—	(1,364)
Other non-cash	61	17
Change in operating assets and liabilities:
Accounts receivable	(1,138)	(616)
Inventory	740	(4,666)
Prepaid expenses and other current assets	343	(2,706)
Other assets	(39)	199
Accounts payable	501	1,977
Accrued liabilities	(1,216)	950
Contract liabilities	640	379
Other liabilities	4	1
Net cash used in operating activities	(3,289)	(5,009)
Cash flows from investing activities
Purchases of property and equipment	(302)	(112)
Capitalized software development costs	(20)	—
Net cash used in investing activities	(322)	(112)
Cash flows from financing activities
Borrowings on line of credit, net	3,000	—
Repayments of long-term debt	—	(417)
Proceeds from issuance of preferred stock and warrants, net of issuance costs	—	13,479
Net cash provided by financing activities	3,000	13,062
Net (decrease) increase in cash	(611)	7,941
Cash at beginning of period	4,883	7,008
Cash at end of period	$4,272	$14,949

Supplemental disclosure of cash flow information
Interest paid	$10	$68
Taxes paid	$2	$9

Noncash investing and financing activities
Vesting of early exercised stock options	$329	$—
Right of use assets recorded upon adoption of ASC 842	$5,197	$—
Employee promissory notes issued for stock option exercises	$—	$1,046

Non-GAAP Financial Measures

The Company’s management believes Adjusted EBITDA and Adjusted EBITDA margin are helpful to investors, analysts and other interested parties because these measures can assist in providing a more consistent and comparable overview of the Company’s operations across its historical financial periods. In addition, these measures are frequently used by analysts, investors and other interested parties to evaluate and assess performance. The Company defines Adjusted EBITDA as net loss before interest, taxes, depreciation and amortization, stock-based compensation expense and other items the Company believes are not indicative of the Company’s operating performance, such as gain or loss attributable to the change in fair value of warrants. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net revenues. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in the Company’s condensed consolidated statement of operations that are necessary to run the Company’s business. Some of these limitations include:

•
Adjusted EBITDA and Adjusted EBITDA margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;
•
Adjusted EBITDA and Adjusted EBITDA margin do not reflect changes in, or cash requirements for the Company’s working capital needs;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;
•
and Adjusted EBITDA and Adjusted EBITDA margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures.

Other companies, including other companies in the Company’s industry, may not use such measures or may calculate the measures differently than as presented in this press release, limiting their usefulness as comparative measures.

A reconciliation of net loss to Adjusted EBITDA and net loss margin to Adjusted EBITDA margin is set forth below (dollars in thousands). Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenues.

	Three Months Ended March 31,
	2022	2021
Net (loss) income	$(4,241)	$593
Interest expense	23	140
Income tax expense (benefit)	16	(3)
Depreciation and amortization expense	270	109
EBITDA	$(3,932)	$839
Stock-based compensation	822	72
Gain on debt forgiveness from Paycheck Protection Program note payable	—	(1,364)
Change in fair value of warrant liabilities	—	21
Adjusted EBITDA	$(3,110)	$(432)
Net (loss) income margin	-23.0%	3.4%
Adjusted EBITDA margin	-16.8%	-2.5%

Winc, Inc.

Supplemental Information

(Unaudited)

(In thousands, except for average order value and retail accounts)

	Three Months Ended March 31,
	2022	2021
DTC
DTC net revenues	$13,311	$14,273
DTC gross profit	5,639	6,479
Average order value	75.27	67.37
Wholesale
Wholesale net revenues	$4,963	$2,835
Wholesale gross profit	1,743	1,153
Retail accounts	9,348	5,764

Average Order Value

The Company believes the continued growth of its average order value, or AOV, demonstrates both the Company’s increasing value proposition for its consumer base and their increasing affinity for the Company’s premium brands. The Company defines AOV as the sum of DTC net revenues, divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. AOV may fluctuate as the Company expands into and increases its presence in additional product categories.

The Company increased AOV by 11.7%, to $75.27 from $67.37 for the three months ended March 31, 2022 and 2021, respectively.

Retail Accounts

Retail account growth is a key metric for the Company’s continued growth in wholesale as it is a measure of how widely the Company’s products are distributed. The metric represents the number of retail accounts in which the Company sold its products in a given period.

The Company expanded its retail accounts by 62.2% to 9,348 from 5,764 for the three months ended March 31, 2022 and 2021, respectively.